UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 1, 2014
INDEPENDENCE RESOURCES PLC
(Exact name of registrant as specified in its charter)
United Kingdom	000-14691	77-0039728
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
254 W. HANLEY AVE. SUITE A		83815
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(208) 209-9868
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                 Departure of Certain Officers and Directors

On April 29, 2014, we received a resignations from Anthony Williams and Kerry Dukes, Directors of the Company. Mr. Williams also resigned as Secretary of the Company.  Both Mr. Williams and Mr. Dukes also resigned from any other officer positions they hold with the Company or any of its subsidiaries.  Mr. Williams and Mr. Dukes resignations were not the result of any disagreements with the Company regarding its operations, policies, practices or otherwise.

The Board has not yet considered replacements for Mr. Williams or Mr. Dukes.

Our board of directors now consists solely of John P. Ryan.  Mr. Ryan is also now the sole officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE RESOURCES PLC

JOHN P. RYAN
John P. Ryan
President and Director

Date:	May 1, 2014